F991230000681

                              CERTIFICATE OF MERGER

                                       OF


                        CAVALCADE OF SPORTS NETWORK, INC.

                                       AND

                         CAVALCADE OF SPORTS MEDIA, INC.

                                      INTO

                         CAVALCADE OF SPORTS MEDIA, INC.

                Under Section 907 of the Business Corporation Law

                                                   STATE OF NEW YORK
                                                   DEPARTMENT OF STATE
                                                   FILED DEC 30 1999


                                                   TAX  $
                                                   BY.


          Filed by:
          FOX LAW OFFICES P.A.
          PO BOX 1097
          PECOS, NM 87552

                              CERTIFICATE OF MERGER
                                       of
                        CAVALCADE OF SPORTS NETWORK, INC.
                                      into
                         CAVALCADE OF SPORTS MEDIA, INC.
                Under Section 907 of the Business Corporation Law

The undersigned corporations, desiring to merge the business and assets of a wholly-owned subsidiary New York corporation, Cavalcade of Sports Network, Inc., as the 'merging corporation, into a parent Nevada corporation, Cavalcade of Sports Media, Inc., as the surviving corporation, hereby sign, seal, and present for filing this Certificate of Merger as required by Section 907 of the Business Corporation Law of New York, as follows:

1. The names and addresses of the constituent corporations are:

       Merging Corporation:

               Cavalcade of Sports Network, Inc., a New York corporation which is the wholly-owned subsidiary of Cavalcade of Sports Media, Inc., the surviving corporation

               The address of the merging corporation is:

               79 Robin Road
               Staten Island, New York 10305

       Surviving Corporation:

               Cavalcade of Sports Media, Inc., Nevada corporation, which is the parent of Cavalcade of Sports Network, Inc., the merging corporation

               The address of the surviving corporation is:

               12868 Via Latina
               Del Mar, California 92014


2. (a) For the merging New York corporation, the merger was effected in compliance with Section 905 of the New York Business Law and:

     (i) the name of the corporation to be merged is Cavalcade of Sports Network, Inc. and the name of the surviving corporation is Cavalcade of Sports Media, Inc. The name of the surviving corporation has been successively changed from its original name of Tren Property Corp. (Delaware) to Gemma Global, Inc. (Delaware) to Gemma Global, Inc. (Nevada) to Pioneer2000, Inc. (Nevada) to its current name of Cavalcade of Sports Media, Inc.
     (ii) the designation and number of the outstanding shares of each class of the corporation to be merged is 200 shares of Common Stock with no par value, all of which are owned by the surviving corporation.
     (iii) the parent corporation is the surviving corporation. and
     (iv) there are no amendments to the certificate of incorporation of the surviving corporation.

3. The merger shall be effective upon the filing of this Certificate of merger.

4. The surviving Nevada corporation wholly owns the merging New York corporation and therefore there were. no other holders of shares to receive a copy of the Plan and Agreement of Merger. The parent corporation, being the sole stockholder of the subsidiary, waived the mailing of a copy of the Plan and Agreement of Merger

5. The merger is permitted by the laws of Nevada and New York and is in compliance therewith.


6. The proposed merger has been approved by the shareholders of the surviving parent corporation.

7. The surviving corporation was incorporated in the State of Nevada on March 5, 1998. The surviving: corporation is not qualified to do business in the State of New York and shall not do business in the State of New York until its application for authority shall have been filed by the Department of State.

8. The date when the Certificate of Incorporation of the constituent domestic corporation was filed by the Department of state was June 26, 1998.

9. The surviving Nevada corporation may be served with process in the State of New York in any action or special proceeding for the enforcement of any liability or obligation of any constituent corporation previously amenable to suit in New York.

10. The surviving corporation agrees to promptly pay to the shareholders of the constituent New York Corporation the amount, if any, to which they shall be entitled under he provisions of law relating to the right of shareholders to receive payment for their shares.

11. The surviving corporation designates the: New York Secretary of State as its agent upon whom process against it may be served in the manner set forth in
Section 306(b) in any action or special procedure. The Secretary of State is directed to mail a copy of any process to the surviving Nevada corporation at:

                                12868 Via Latina
                            Del Mar, California 92014

12. The parties to this merger certify that all fees and taxes (including penalties and interest) administered by the Department of Taxation and Finance which are due and payable by the constituent New York corporation have been paid and that a cessation franchise tax report (final) has been filed by the constituent New York corporation. Within thirty days after the filing of this Certificate of merger, the surviving corporation, will promptly pay to the Department of Taxation and Finance all fees and taxes (including penalties and interest), if any, due to the Department of Taxation and Finance by the constituent New York corporation.

IN WITNESS WHEREOF, the constitutent corporations have executed this Certificate of Merger this 14 day of December, 1999.

                                               CAVALCADE OF SPORTS NETWORK, INC.


ATTEST:
                                                    /s/ Edward E. Litwak
                                                    ---------------------
                                                    Edward E. Litwak, President

/s/ Robert Stulman
------------------
Secretary

                                                 CAVALCADE OF SPORTS MEDIA, INC.

ATTEST:
                                                    /s/ Edward E. Litwak
                                                    ---------------------
                                                    Edward E. Litwak, President

/s/ Robert Stulman
------------------
Secretary





STATE OF NEW YORK       :
                        :ss
COUNTY OF NEW YORK      :

         Personally appeared before me, a notary public in and for said County and State, Edward E. Litwak and Robert Stulman, known to me or duly proved to me, who stated that they were the President and Secretary, respectively, of Cavalcade of Sports Media, Inc., a Nevada corporation and they acknowledged that they had executed the foregoing Articles of Merger on behalf of Cavalcade o Sports Media, Inc. for the purposes stated therein.



                              /s/ Joel R. Schweidel
                              ---------------------
                              JOEL R. SCHWEIDEL
                              Notary Public, State of New York
                              No. 31-8881180
                              Qualified in New York County
                              Certificate filed in New York County
                              Commission Expires Jan 31, 2001



STATE OF NEW YORK       :
                        :ss
COUNTY OF NEW YORK      :


                                 ACKNOWLEDGEMENT


         Personally appeared before me, a notary public in and for said County and State, Edward E. Litwak and Steven Bass known to me or duly proved to me, who stated that they were the President and Secretary, respectively, of Cavalcade of Sports Network, Inc., a

New York corporation and they acknowledged that they had executed the foregoing Articles of Merger on behalf of Cavalcade of Sports Network, Inc. for the purposes stated therein.


                              /s/ Joel R. Schweidel
                              ---------------------
                              JOEL R. SCHWEIDEL
                              Notary Public, State of New York
                              No. 31-8881180
                              Qualified in New York County
                              Certificate filed in New York County
                              Commission Expires Jan 31, 2001



My Commission Expires: